Guarantee


     This Guarantee is made as of June 12, 2007, by Security National Financial Corporation, a Utah corporation ("Guarantor"), to Zions First National Bank ("Lender"), as an inducement to Lender to enter into a Loan Agreement with and to loan monies to Security National Life Insurance Company, a Utah corporation ("Borrower").

     Lender, Borrower, and Guarantor are entering into a Loan Agreement of even date herewith (the "Loan Agreement") pursuant to which Lender has agreed to make a loan to Borrower evidenced by a Promissory Note in the original principal amount of Forty Million Dollars ($40,000,000.00).

     For  good  and   valuable   consideration,   receipt  of  which  is  hereby
acknowledged, Guarantor agrees as follows:

     1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meanings when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. As used herein, the term:

     "Collateral" includes, in addition to the meaning set forth in the Loan Agreement, any other collateral for the Indebtedness which may be taken in the future.

     "Guarantee" includes, in addition to the meaning set forth in the Loan Agreement, any other guarantee of the Indebtedness, now existing or given in the future.

     "Guarantor" includes, in addition to the meaning set forth in the Loan Agreement, any other person or entity who guarantees the Indebtedness, now or in the future.

         "Indebtedness" means all liabilities, obligations, and indebtedness of Borrower arising under the Loan Documents, including the Promissory Note and including all costs and expenses, including reasonable attorneys fees and legal expenses, for which Borrower is liable under the Loan Documents.

2. Guarantee. Guarantor absolutely and unconditionally guarantees to Lender that Borrower shall promptly and fully perform, pay and discharge the Indebtedness. If Borrower fails to pay any Indebtedness promptly as the same becomes due, Guarantor agrees to pay the Indebtedness on demand.

3. Guarantee Unconditional. This Guarantee is an absolute and unconditional guarantee of payment and not of collectability. The liability of Guarantor hereunder is not conditional or contingent upon the genuineness, validity, or enforceability of the Indebtedness or any of the Loan Documents or the value or sufficiency of any Collateral.

     4. Agreement to Pay Attorneys Fees. Guarantor agrees to pay all collection costs, including reasonable attorneys fees and legal expenses, incurred by Lender in enforcing this Guarantee.

     Guarantor agrees to pay all expenses, including attorneys fees and legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Guarantor, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

     5. Waiver by Guarantor. Guarantor expressly and absolutely, without affecting the liability of Guarantor hereunder:

          a. Waives notice of acceptance of this Guarantee, the offer of guarantee contemplated by this Guarantee, or any other notice which may be required relative to the acceptance of this Guarantee;

          b. Waives demand, protest, notice of dishonor or nonpayment or presentment for payment of the Promissory Note or any other evidence of the Indebtedness;

          c. Waives notice of transactions which have occurred under or relating to or affecting this Guarantee;

          d. Waives notice of any adverse change in the condition, financial or otherwise, of Borrower or any Guarantor, any change concerning any Collateral, or of any other fact which might materially increase Guarantor's risk, whether or not Lender has knowledge of the same;

          e. Waives any right to require Lender to (i) proceed against Borrower by suit or otherwise, (ii) foreclose, proceed against, liquidate or exhaust any Collateral, or (iii) exercise, pursue or enforce any right or remedy Lender may have against Borrower, any Collateral, any Guarantor, any other person or entity, or otherwise, prior to proceeding against Guarantor; and

     6. Consent to Lender's Acts. Guarantor hereby authorizes and consents to Lender at any time and from time to time, without notice or further consent of Guarantor, doing the following and Guarantor agrees that the liability of Guarantor shall not be released or affected by:

          a. The taking or accepting, or the failure by Lender to take or accept, any other Collateral or Guarantee for the Indebtedness;

          b. Any modifications, amendments, extensions, renewals, replacements, or termination of any of the Loan Documents, to the granting of any other credit, and to the acceleration of maturity of the Indebtedness;

          c. Any complete or partial release, substitution, subordination, impairment, loss, compromise, or other modification of any Collateral or any Guarantee;

          d. The complete or partial release or substitution of Borrower or any Guarantor;

          e. Any renewal, extension, modification, replacement, acceleration, consolidation, adjustment, indulgence, forbearance, waiver or compromise of the payment of any part or all of the Indebtedness, or any liability of any Guarantor, or the performance of any covenant contained in the Loan Documents;

          f. Any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of the Indebtedness or any part thereof, or for the enforcement of any provision of any of the Loan
     Documents, or any action in connection with any Collateral or any Guarantee, including, without limitation, the failure of Lender to perfect any security interest in any Collateral;

          g.  Any   increase  or  decrease  in  the  rate  of  interest  on  the
     Indebtedness;

          h. Acceptance of any partial and/or late payments on the Indebtedness;

          i. Application of payments by, or recoveries from, Borrower or any Guarantor, or any sums realized from any Collateral, in such manner and in such order of priority as Lender deems proper, whether or not the obligation to which the payment or recovery is applied is due at the time of such application; and

          j. Lender exercising any and all rights and remedies available to Lender by law, at equity or by agreement, even if the exercise thereof may affect, modify, or eliminate any Guarantor's right of subrogation against Borrower or any other party.

     7. Term of Guarantee. This Guarantee shall remain in full force and effect until all Indebtedness has been fully paid. No termination of this Guarantee by Guarantor shall be effective.

     8. Cumulative Rights. The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein, or hereafter existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient.

     No delay or omission in the exercise or pursuance by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.

     9. Governing Law. This Guarantee shall be governed by and construed in accordance with the laws of the State of Utah.

     10. Binding Effect. This Guarantee may be executed and delivered to Lender prior to the execution and delivery of the Loan Documents. This Guarantee shall nonetheless be binding and enforceable upon its execution and delivery to Lender.

     11. Revival Clause. If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower, Guarantor, or any other party should for any reason subsequently be determined to be "voidable" or "avoidable" in whole or in part within the meaning of any state or federal law (collectively "voidable transfers"), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Lender's counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Guarantor shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

     12. Financial Reports of Guarantor. Audited financial statements and reports shall be prepared in accordance with generally accepted accounting principles and shall fully and fairly represent Guarantor's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby. Unaudited financial statements and reports shall fully and fairly represent Guarantor's Borrower's financial condition as of the date thereof and the results of Borrower's operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender.

     Guarantor shall provide the following  financial  statements and reports to
Lender:

          (a) Annual audited consolidating financial statements with an unqualified opinion for each fiscal year of Borrower from an independent accounting firm and in a form acceptable to Lender, to be delivered to Lender within one hundred sixty (160) days of the end of the fiscal year.

          (b) Quarterly financial statements for each fiscal quarter in a form acceptable to Lender, to be delivered to Lender within sixty (60) days of the end of the quarter. The quarterly financial statements shall include a certification by the chief financial officer or chief executive officer of Borrower that the quarterly financial statements fully and fairly represent Borrower's financial condition as of the date thereof and the results of operations for the period covered thereby and are consistent with other financial statements previously delivered to Lender.

     13. Financial Covenants of Guarantor. Guarantor covenants to comply with the following financial covenants.

          (a) Guarantor shall maintain a ratio of less than or equal to 1.25 of funded senior debt to net worth (thereby allowing senior debt of up to 125% of net worth) measured quarterly, compliance to be measured at a minimum on Guarantor's quarterly and annual financial statements.

          (b) Guarantor shall maintain a minimum net worth of Fifty Million Dollars ($50,000,000.00) as measured by generally accepted accounting principles, compliance to be measured at a minimum on Guarantor's quarterly and annual financial statements. Minimum net worth is defined as total assets minus total liabilities.

          (c) Guarantor shall maintain a Trailing Twelve Month EBITDA of greater than Thirteen Million Dollars ($13,000,000.00), compliance to be measured at a minimum on Guarantor's quarterly and annual financial statements. "EBITDA" means earnings (excluding extraordinary gains and losses realized other than in the ordinary course of business and excluding the sale or writedown of intangible or capital assets) before interest, taxes, depreciation, and amortization, determined in accordance with generally accepted accounting principles.

     14. Severability and Interpretation. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The headings in this Guarantee are inserted for convenience only and shall not be considered part of the Guarantee nor be used in its interpretation. All references in this Guarantee to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

     15. Continuing Agreement. All agreements, representations, warranties, and covenants made herein by Guarantor shall survive the execution and delivery of this Guarantee and shall continue in effect so long as the Indebtedness or any portion thereof is outstanding and unpaid. All agreements, representations, warranties, and covenants made herein by Guarantor shall survive any bankruptcy proceedings. This Guarantee shall bind the party making the same, and its successors, assigns, heirs, executors, and personal representatives. The death, insolvency, bankruptcy, disability, or lack of corporate power of Borrower, Guarantor, or any other person or entity at any time will not affect this Guarantee.

     16. Joint and Several  Liability.  Guarantor shall be jointly and severally
liable  with  Borrower  for  the   Indebtedness  and  for  all  obligations  and
liabilities arising under this Guarantee.

     17. Disclosure of Information. Guarantor hereby consents to Lender disclosing to any financial institution or investor providing financing for Lender, any and all information, knowledge, reports and records, including, without limitation, financial statements, concerning Guarantor.

     18. Consent to Utah Jurisdiction and Exclusive Jurisdiction of Utah Courts. Guarantor acknowledges that by execution and delivery of this Guarantee, Guarantor has transacted business in the State of Utah and Guarantor voluntarily submits to, consents to, and waives any defense to the jurisdiction of courts located in the State of Utah as to all matters relating to or arising from this Guarantee. EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER AND EXCEPT AS PROVIDED IN THE ARBITRATION PROVISIONS IN THE LOAN AGREEMENT, THE STATE AND
FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL CLAIMS, DISPUTES, AND CONTROVERSIES, ARISING UNDER OR RELATING TO THIS GUARANTEE. NO LAWSUIT, PROCEEDING, OR ANY OTHER ACTION RELATING TO OR ARISING UNDER THIS GUARANTEE MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.

     19. Entire Agreement. This Guarantee together with the Loan Agreement (and any other loan documents referenced in the Loan Agreement) constitute the entire agreement between Lender and Guarantor concerning the subject matter hereof and may not be altered or amended except by written agreement signed by Lender and Guarantor. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are rescinded.



     IN WITNESS WHEREOF, the parties hereto have caused this Guarantee to be duly executed and delivered as of the date first above written.

                                   Guarantor:

                                   Security National Financial Corporation





                                   By:  s/s Scott M. Quist
                                        ------------------
                                        Scott M. Quist
                                        President